SECURITIES PURCHASE AGREEMENT

THIS SECURIRTIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 10, 2018 by and among YA II PN, LTD., a Cayman Islands exempted company (the “Investor”), SOLIS TEK INC. (the “Borrower”), a Nevada corporation, SOLIS TEK INC. (“S-Tek”), a California corporation, SOLIS TEK EAST CORPORATION (“S-East”), a New Jersey corporation, and ZELDA HORTICULTURE, INC. (“Zelda”), a California corporation (S-Tek, S-East and Zelda are collectively referred to as the “Guarantors”). The Borrower and the Guarantors are sometimes individually referred to as a “Credit Party” and collectively referred to as the “Credit Parties.”

WITNESSETH

WHEREAS, the Borrower and the Investor are entering into two transactions as more particularly described in this Agreement, consisting of the Investor purchasing (i) 500,000 shares (the “Shares”) of the Borrower’s common stock, warrants (the “Warrants”) to purchase up to 7.5 million Shares, and (iii) a Secured Promissory Note (a “Note”);

WHEREAS, the Guarantors are wholly-owned subsidiaries of the Borrower and will receive direct economic benefits by the Borrower entering into this Agreement and from the extension of credit by the Investor to the Borrower to be evidenced by the Note;

WHEREAS, each Guarantor will jointly and severally guaranty the payment and performance of all of the Borrower’s obligations (collectively, the “Obligations”) under this Agreement, the Note and all other Transaction Documents (as defined below) pursuant to the terms of an Amended and Restated Global Guaranty Agreement (the “Global Guaranty Agreement”) of even date herewith;

WHEREAS, each Credit Party will jointly and severally secure all of the Obligations under this Agreement, the Note, the Global Guaranty Agreement, and all other Transaction Documents by granting to the Investor an unconditional and continuing first priority security interest in all of the assets and properties of each Credit Party, whether now existing or hereafter acquired, pursuant to an Amended and Restated Global Security Agreement (the “Global Security Agreement”) of even date herewith;

WHEREAS, as used herein the term “Transaction Documents” shall mean this Agreement, the Note, the Global Guaranty Agreement, the Global Security Agreement, and any other agreement or item entered into, or delivered to the Investor, in connection with any of the forgoing, all as amended or extended from time to time.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, each Credit Party and the Investor hereby agree as follows:

1. PURCHASE AND SALE OF UNIT AND NOTE.

(a) Purchase of Unit. The Investor shall purchase from the Borrower, and the Borrower shall sell to the Investor, the Unit consisting of (i) 500,000 Shares and (ii) the Warrants to purchase 7.5 million Shares. The terms of the Warrants will be set forth in four (4) separate warrants. The purchase price of the Unit shall be $500,000, payable by the Investor to the Borrower by wire transfer. On the date hereof, the Borrower shall issue to the Investor (i) a stock certificate evidencing the Shares and (ii) the Warrants.

(b) Purchase of the Note. The Investor shall purchase from the Borrower, and the Borrower shall sell to the Investor, the Note in the original principal amount of $1.5 million. The purchase price of the Note shall be $1.5 million, payable by the Investor to the Borrower by wire transfer.

(c) The purchase and sale of the Unit and the Note shall occur concurrently on the date hereof (the “Closing Date”), subject to the satisfaction of all the conditions precedent set forth below.

(d) Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date (i) the Investor shall deliver to the Borrower purchase price for the Unit and the Note, and (ii) the Borrower shall deliver to the Investor, the stock certificate evidencing the 500,000 Shares, the Warrants and a Note, all duly executed on behalf of the Borrower. Each Guarantor hereby acknowledges and consents to the issuance of the Note by the Borrower to the Investor, and further acknowledges and agrees that the payment and performance of any and all Obligations owed by the Borrower to the Investor under such Note shall be subject to the Global Guaranty Agreement and such Guarantor’s obligations shall be secured by a first priority continuing security interest as evidenced by the Global Security Agreement.

(e) Conditions Precedent to the Closing. The obligation of the Investor hereunder to consummate the transactions set forth herein on the Closing Date is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:

(f) No Credit Party shall be in material breach or default of, and no Event of Default (an “Event of Default”) shall have occurred on, this Agreement, the Note or any other Transaction Document, and no Event of Default would exist after giving effect to the closing of the transactions. An Event of Default on this Agreement, the Note or any other Transaction Document shall constitute an Event of Default of each other Transaction Document;

(g) There shall not have been any “Material Adverse Effect,” where “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or reasonably be expected to result in (1) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (2) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of any Credit Party, or (3) a material adverse effect on any Credit Party’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents.

(h) The representations and warranties contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date;

(i) The Borrower’s common stock (“Common Stock”) shall be authorized for quotation or trading on the OTC Markets (the “Principal Market”) and trading in the Common Stock shall not have been suspended for any reason. The Borrower shall have timely made all of its filings with the SEC, including, without limitation, any filings on Form 10-K and 10-Q; and

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(j) The Credit Parties shall execute and deliver to the Investor the Transaction Documents.

2. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

Investor hereby represents and warrants to the Borrower that the following are true and correct as of the date hereof:

(a) Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest, the execution and delivery by the Investor of this Agreement and the other Transaction Documents to which the Investor is a party, the performance by the Investor of its obligations hereunder and thereunder, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Investor is a party, on behalf of the Investor or its shareholders. This Agreement and such other Transaction Documents have been (or, when executed and delivered, will be) duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b) Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Borrower and of protecting its interests in connection with this transaction.

(c) Investment Purpose. The Unit and the Note are being purchased by the Investor for its own account, and for investment purposes. The Investor agrees not to assign or in any way transfer the Investor’s rights to the Unit or the Note or any interest therein and acknowledges that the Borrower will not recognize any purported assignment or transfer of the Note except in accordance with applicable Federal and state securities laws.

(d) Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933 (the “Securities Act”).

(e) Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Borrower and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Borrower and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Borrower’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

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(f) No General Solicitation. Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Unit and the Note offered hereby.

(g) Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Borrower or any “Affiliate” of the Borrower (as that term is defined in Rule 405 of the Securities Act).

3. REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES.

Each Credit Party hereby jointly and severally represents and warrants to the Investor that each of the representations and warranties set forth in Article IV of the Standby Equity Distribution Agreement dated as of April 16, 2018 are true and correct as of the date hereof, as if each representation and warranty set forth in Article IV of the SEDA were set forth herein in its entirety. For the purposes of this Agreement, references to the Company and the Subsidiaries in the SEDA shall mean the Credit Parties.

4. INDEMNIFICATION. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Unit and the Note hereunder, and in addition to all of the Credit Party’s other obligations under this Agreement, each Credit Party hereby jointly and severally agrees to defend and indemnify Investor and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Investor Indemnified Parties”) and each Credit Party does hereby agree to hold the Investor Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Investor Indemnified Parties, or any one of them, and each Credit Party hereby jointly and severally agrees to pay or reimburse the Investor Indemnified Parties for any and all Claims payable by any of the Investor Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by any Credit Party in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of each Credit Party contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Investor Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Unit or the Note, or the status of the Investor or holder of any of the Unit and/or the Note, as a buyer and holder of such Unit and Note of the Borrower. To the extent that the foregoing undertakings by a Credit Party may be unenforceable for any reason, each Credit Party shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable law.

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5. COVENANTS OF THE CREDIT PARTIES.

(a) Indebtedness. No Credit Party shall, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (but excluding purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any obligation of any other person or entity, except for: (i) the Note and (iii) obligations for accounts payable, other than for money borrowed, incurred in the ordinary course of business of the Credit Parties.

(b) Encumbrances. No Credit Party shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any encumbrance, lien or security interest upon any asset or properties of the Credit Parties, whether owned at the date hereof or hereafter acquired.

(c) Compliance with Laws. Each Credit Party shall comply with all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws, and will not take any action which will cause the Investor to be in violation of any such laws.

(d) Use of Proceeds. The Credit Parties shall use the proceeds from the issuance of the Unit and the Note for working capital purposes. So long as any amounts are outstanding on the Note, no Credit Party shall pay any related party obligations, all of which related party obligations shall be subordinated to the obligations owed to the Investor. No Credit Party shall, directly or indirectly, use any portion of the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to make any payment towards any indebtedness or other obligations of the Credit Parties; (ii) to pay any obligations of any nature or kind due or owing to any officers, directors, employees, or shareholders of the Credit Parties, other than salaries payable in the ordinary course of business of the Credit Parties; (iii) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, or (iv) in any other manner that will result in a violation of Sanctions.

(e) Business Activities; Change of Legal Status and Organizational Documents. No Credit Party shall: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its name, organizational identification number (if applicable), its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Certificate of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect; provided that the proposed amendment to the Borrower’s Certificate of Incorporation and/or other organizational documents to (y) increase its authorized shares of Common Stock and (ii) change the Borrower’s name shall not be deemed to be a violation of this Section.

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(f) Transactions with Affiliates. No Credit Party shall enter into any transaction with any of its Affiliates, officers, directors, employees, shareholders or other insiders, except in the ordinary Course of business of the Credit Parties and upon fair and reasonable terms that are no less favorable to the Credit Parties than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Credit Parties; provided that the Borrower’s proposed acquisition of YLK Partners NV, LLC shall not be deemed to be a violation of this Section.

(g) No Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, all of which shall be publicly disclosed by the Borrower as soon as possible after the date hereof, each Credit Party covenants and agrees that none of them, nor any other person acting on its behalf, will provide the Investor or its agents or counsel with any information that such Credit Party believes constitutes material non-public information, unless prior thereto the Investor shall have entered into a written agreement with such Credit Party regarding the confidentiality and use of such information. Each Credit Party understands and confirms that the Investor shall be relying on the foregoing covenant in agreeing to enter into this Agreement and the other Transaction Documents.

6. GOVERNING LAW; MANDATORY JURIDICTION. TO INDUCE INVESTOR TO PURCHASE THE UNIT AND THE NOTE, THE CREDIT PARTIES IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN UNION COUNTY, NEW JERSEY; PROVIDED, HOWEVER, INVESTOR MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. EACH CREDIT PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO EACH CREDIT PARTY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

7. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to a Credit Party, to:	Solis Tek Inc.
16926 S. Keegan Ave, Suite A
Carson, CA 90746
Attention: Alan Lien Telephone: (888)998-8881
Email: alien@solis-tek.com

With a copy to:	Bingham & Associates Law Group, APC
1106 Second Street, Suite 195 Encinitas, CA 92024 Attention: Stanley Moskowitz, Esq. Telephone: (858)523-0100 Email: smoskowitz@san.rr.com

If to the Investor:	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: (201) 985-8300 Email: mangelo@yorkvilleadvisors.com

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 985-8300
Email: dgonzalez@yorkvilleadvisors.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

8. MISCELLANEOUS.

(a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(b) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by merger). The Investor may assign any or all of its rights under this Agreement to any person to whom the Investor assigns or transfers the Unit or the Note, or a portion thereof, provided that such transferee agrees in writing to be bound, with respect to the Unit and the Note, by the provisions of this Agreement that apply to the Investor.

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(c) Usury. To the extent it may lawfully do so, each Credit Party hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Investor in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Borrower under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Borrower may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Investor with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Investor’s election.

(d) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor and the Borrower with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Borrower nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

9. BORROWER AND GUARANTORS.

(a) Each Credit Party is jointly and severally liable for all debt, principal, interest, and other amounts owed to the Investor by Borrower pursuant to this Agreement, the Transaction Documents, or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising (the “Obligations”) and the Investor may proceed against any Credit Party (or all of them) to enforce the Obligations without waiving its right to proceed against any other party. This Agreement and the Notes are a primary and original obligation of the Credit Parties and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between the Investor and any Credit Party. Each Credit Party shall be liable for existing and future Obligations as fully as if all of the funds advanced by the Investor hereunder were advanced to such Credit Party. The Investor may rely on any certificate or representation made by any Credit Party as made on behalf of, and binding on, the other parties hereto. Each Credit Party appoints each other Credit Party as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of each Credit Party, to act as disbursing agent for receipt of any funds advanced by the Investor hereunder on behalf of each Credit Party. This authorization cannot be revoked, and the Investor need not inquire as to any Credit Party’s authority to act for or on behalf of another Credit Party.

(b) Notwithstanding any other provision of this Agreement or any other Transition Documents, each Credit Party irrevocably waives, until all obligations are paid in full, all rights that it may have at law or in equity (including, without limitation, any law subrogating a Credit Party to the rights of Investor under the Transaction Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Credit Party, or any other person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Credit Party with respect to the Obligations in connection with the Transaction Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with the Transaction Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Credit Party in contravention of this Section, such Credit Party shall hold such payment in trust for the Investor and such payment shall be promptly delivered to the Investor for application to the Obligations, whether matured or unmatured.

[signature page follows]

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IN WITNESS WHEREOF, each of the Investor, each Credit Party has affixed their respective signatures to this Securities Purchase Agreement as of the date first written above.

BORROWER:

SOLIS TEK INC., a Nevada corporation

By:
Name:
Title:

GUARANTORS:

SOLIS TEK INC., a California corporation

By:
Name:
Title:

SOLIS TEK EAST CORPORATION, a New Jersey corporation

By:
Name:
Title:

ZELDA HORTICULTURE, INC., a California corporation

By:
Name:
Title:

INVESTOR:

YA II PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager

By:	Yorkville Advisors Global LLC
Its:	General Partner

By:
Name:
Title:

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